UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2006

______________

PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

______________

Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

_______________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 27, 2006, upon the recommendation of the Nominating Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of PharmaNet Development Group, Inc. ( the “Company”), the Board increased the size of the Board from seven (7) members to nine (9) members, and appointed each of David M. Olivier and Per Wold-Olsen to fill such vacancies. Each of Mr. Olivier and Mr. Wold-Olsen will serve until the Annual Meeting of Stockholders of the Company to be held in 2007.

Mr. Olivier, age 63, is currently chairman of Alterna, LLC. He formerly served as president of Wyeth-International, Inc. f/k/a/ American Home Products Corporation from August 1988 until his retirement in May 2002. In addition to his responsibilities as Wyeth-International’s president, he also served as senior vice-president for worldwide consumer products and corporate advertising and promotion of American Home Products Corporation since 1996. Mr. Olivier currently is a member of Taratec Development Corporation’s board of directors.

Mr. Wold-Olsen, age 59, recently retired from Merck and Co., Inc. From 1973 to 2006, Mr. Wold-Olsen has held various leadership positions with Merck and Co., Inc., most recently serving in the position of president, human health intercontinental and responsible for Europe, Eastern Europe, Middle East/Africa, India, Latin America and Canada regions from September 2005 until September 2006. From January 1997 to September 2005, he served as president, human health Europe, Middle East/Africa and worldwide human health marketing and was a member of the Merck management committee from September 1994 to September 2006. Mr. Wold-Olsen currently sits on Royal Dutch Numico N.V.’s supervisory board.

The Board determined that each of Mr. Olivier and Mr. Wold-Olsen has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of NASDAQ or the Securities and Exchange Commission.

The Board is in the process of determining which committees Messrs. Olivier and Wold-Olsen shall serve upon, if any.

Mr. Olivier and Mr. Wold-Olsen shall receive compensation for serving on the Board pursuant to the Board compensation plan that was previously disclosed in the Company’s filings with the SEC.

Neither Mr. Olivier and Mr. Wold-Olsen nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries since January 1, 2006 in which the amount involved exceeds $60,000. In addition, neither Mr. Olivier nor Mr. Wold-Olsen has any family relationship with any executive officer or director of the Company.

On November 27, 2006, the Company issued a press release announcing the appointments of Messers. Olivier and Wold-Olsen to serve as directors of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by PharmaNet Development Group, Inc. on November 27, 2006 announcing the appointment of Messers. Olivier and Wold-Olsen to serve as directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 30, 2006

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ JOHN P. HAMILL
Name: John P. Hamill
Title: EVP and Chief Financial Officer